                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the registrant /X/

    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive addition materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                              LASERSCOPE
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                              LASERSCOPE
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                                 [INSERT LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 1995

                             ---------------------

TO THE SHAREHOLDERS OF LASERSCOPE:

    Notice is hereby given that the Annual Meeting of Shareholders of Laserscope (the "Company"), a California corporation, will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California, on Thursday, June 22, 1995 at 9:00 a.m. local time, for the following purposes:

        1. To elect the following directors to serve for the ensuing year and until their successors are elected: Herbert M. Dwight, Benjamin L. Holmes,
    E. Walter Lange, Robert V. McCormick, Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

        2. To authorize an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to an aggregate of 575,000 shares.

        3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1995.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 24, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting, you may vote in person even if you returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON
                                          SECRETARY

San Jose, California
April 27, 1995

                             YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the envelope provided.

                               [LASERSCOPE LOGO]

                            ------------------------

            PROXY STATEMENT FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope (the "Company"), a California corporation, for use at the Annual
Meeting of Shareholders to be held Thursday, June 22, 1995 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113. The Company's principal executive offices are located at 3052 Orchard Drive, San Jose, California 95134-2011. The Company's telephone number at that location is (408) 943-0636.

    These proxy solicitation materials were mailed on or about April 27, 1995 to all shareholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Dennis LaLumandiere, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company's bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares REPRESENTED AND VOTING at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and ENTITLED TO VOTE for purposes of determining the presence of a quorum but as not VOTING for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the Company's 1994 Stock Option

Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as VOTING with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

    Only shareholders of record at the close of business on April 24, 1995 are entitled to notice of and to vote at the meeting. As of April 24, 1995, 6,983,092 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's bylaws currently provide for seven directors. At the Annual Meeting, the Board of Directors has nominated six directors to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at the meeting. The Company's Board of Directors proposes to fill the remaining seat (resulting from a director who has chosen not to seek reelection for reasons unrelated to the Company) at such time as it has identified a qualified candidate. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders.
Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company's bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

    The nominees' names, ages as of December 31, 1994, and certain information about them are set forth below:

                                                                                                  DIRECTOR
       NAME OF NOMINEE           AGE                     PRINCIPAL OCCUPATION                      SINCE
- -----------------------------    ----    -----------------------------------------------------    --------
Herbert M. Dwight                 64     Chairman of the Board of Directors, President and          1991
                                          Chief Executive Officer of Optical Coating
                                          Laboratory, Inc.
Benjamin L. Holmes                60     Retired Vice President and General Manager of the          1992
                                          Medical Products Group of Hewlett-Packard Company
E. Walter Lange                   62     Business consultant; former Group Vice President, Eli      1992
                                          Lilly & Co.
Robert V. McCormick               50     President and Chief Executive Officer of the Company       1992
Rodney Perkins, M.D.              57     Chairman of the Board of Directors of the Company; a       1984
                                          practicing otologic surgeon; President of the
                                          California Ear Institute at Stanford, a clinic
                                          specializing in the diagnosis and treatment of
                                          hearing disorders; and President of Project HEAR, a
                                          non-profit research organization
Robert J. Pressley, Ph.D.         62     President of Silicon Video Corporation                     1984

    Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Herbert M. Dwight has been a director of the Company since December 1991. Mr. Dwight has been Chairman, President and Chief Executive Officer of Optical Coating Laboratory, Inc. since August 1991. From July 1988 to August 1991, Mr. Dwight was Chairman and President of Superconductor Technologies, Inc., a developer of products based on high-temperature superconductors. Prior to joining Superconductor Technologies, Inc., Mr. Dwight served in various executive positions, including Chairman and Chief Executive Officer, at Spectra Physics, Inc., an industrial laser manufacturer. Mr. Dwight is also a director of Applied Materials, Inc., a manufacturer of semiconductor equipment, Applied Magnetics Corp., a manufacturer of magnetic heads for electronic recording, and Trans Ocean Limited, a container leasing corporation.

    Benjamin L. Holmes has been a director of the Company since January 1992. Mr. Holmes was General Manager of the Medical Products Group of Hewlett-Packard Company ("HP") from 1983 until his retirement in December 1994, and a Vice President of HP from 1985 until December 1994. Mr. Holmes was employed by HP from 1960 until December 1994.

    E. Walter Lange has been a director of the Company since January 1992. Mr. Lange has over 31 years of experience in the pharmaceuticals industry, having served in a variety of executive positions at Eli Lilly & Co. from 1960 through 1991, most recently as Group Vice President, Marketing, Planning and Development.

    Robert V. McCormick has been President of the Company since December 1991 and Chief Executive Officer since July 1992. Between December 1991 and July 1992 he also served as the Company's Chief Operating Officer. He has been a director of the Company since July 1992. Mr. McCormick also served as the Company's Senior Vice President of Marketing and Field Operations from April 1991 to

December 1991. Mr. McCormick was employed by Acuson Corporation, a manufacturer of medical imaging equipment, from 1983 to April 1991 in a variety of sales and marketing executive positions, including Vice President of Marketing and Field Operations from January 1989 to April 1991.

    Rodney Perkins, M.D. is a co-founder of the Company and has been Chairman of the Board of Directors since its founding. Dr. Perkins also served as the Company's Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He further served as the President of the Company from October to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is a Professor of Surgery at Stanford University School of Medicine, and is the founder and President of Project HEAR, a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company, and a member of its Board of Directors. Dr. Perkins is also Chairman of the Board of Directors of ReSound Corporation, a hearing health care company.

    Robert J. Pressley, Ph.D. is a co-founder of the Company and has been a director since its founding. He has been President of Silicon Video, a developer of electronic products, since January 1991 and also served as its Chief Executive Officer from January 1991 to January 1994. Dr. Pressley was the founder of XMR, Inc., a manufacturer of laser systems, and served as XMR's Chief Executive Officer from March 1979 until March 1990.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1994. The Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors consists of Messrs. Marshall, Lange and Holmes. The Audit Committee held six meetings during 1994. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Human Resources Committee of the Board of Directors consists of Dr. Pressley, Mr. Dwight and Dr. Perkins. It held five meetings during 1994. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

COMPENSATION OF DIRECTORS

    Non-employee members of the Board of Directors receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. In addition, non-employee members of the Board of Directors receive options to purchase shares of the Company's Common Stock pursuant to its 1990 Directors' Stock Option Plan (the "Directors' Option Plan"). The Directors' Option Plan provides for the grant of nonstatutory options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the Directors' Option Plan, persons who were non-employee directors as of October 18, 1991, as well as persons who have joined the Board since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant. Directors who are employees of the Company do not receive any additional compensation for their services as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF  DIRECTORS RECOMMENDS  VOTING FOR  ALL OF  THE NOMINEES  LISTED
ABOVE.

                                 PROPOSAL NO. 2
                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "1994 Option Plan") that would increase the shares reserved for issuance thereunder by 250,000 shares to an aggregate of 575,000 shares.

GENERAL

    The Company's 1994 Option Plan provides for the grant of options to employees and consultants of the Company. The aggregate number of shares reserved for issuance under the 1994 Option Plan includes options previously granted and exercised under the 1994 Option Plan. The increase in shares reserved for issuance under the 1994 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will provide sufficient additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success. The 1994 Option Plan was adopted by the Board of Directors in March 1994 and approved by the shareholders in June 1994. A total of 325,000 shares of Common Stock has been reserved for issuance under the 1994 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 575,000 shares.

    Options granted under the 1994 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1994 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    As of March 31, 1995 and without giving effect to the amendments to the 1994 Option Plan, no shares had been issued upon exercise of options granted under the 1994 Option Plan, options for 153,000 shares were outstanding under the 1994 Option Plan and 172,000 shares remained available for future grants. As of March 31, 1995, the fair market value of shares subject to outstanding options was $592,875, based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date.

    During the year ended December 31, 1994, (i) no options to purchase shares of Common Stock were granted under the 1994 Option Plan to the current executive officers as a group (6 persons), (ii) no options to purchase shares of Common Stock were granted under the 1994 Option Plan to current directors who are not executive officers as a group (6 persons) and (iii) options to purchase 18,000 shares of Common Stock were granted under the 1994 Option Plan to all employees, including current officers who are not executive officers, as a group (9 persons as of December 31, 1994).

PURPOSE

    The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The 1994 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1994 Option Plan is currently administered by the Board of Directors and the Human Resources Committee of the Board of Directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

ELIGIBILITY

    The 1994 Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that nonstatutory options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

    The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 325,000, subject to adjustment as provided in the 1994 Option Plan. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes any compensation expense relating to stock options granted to certain executive officers under the 1994 Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation expense.

    In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

    (a) EXERCISE OF THE OPTION. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable on a ratable basis over four years with respect to employees and over two to four years with respect to consultants. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

    (b) EXERCISE PRICE. The exercise price of each option granted under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that nonstatutory options may be granted to persons other than the Company's Chief Executive Officer or its other four most highly compensated officers whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 at exercise prices of not less than 50% of the fair market value on the date the option is granted. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than three months (or such other period of time not exceeding six months in the case of a nonstatutory stock option as is determined by the Board of Directors or its committee) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

    (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding 12 months as is determined by the Board of Directors or its committee) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

    (e) DEATH. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Board of Directors or its committee) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three (3) months after the date of death, but in no event may the option be exercised after its termination date.

    If an optionee should die within 30 days (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

    (f) TERM OF OPTIONS. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements provide for a term of five years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

    (g) OPTION NOT TRANSFERABLE. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

    (h) ACCELERATION OF OPTIONS. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board of Directors is obligated to accomplish either a substitution or assumption of options or give 30 days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within 30 days of such notice. The exercisability of options held by the Company's executive officers may also be accelerated upon the occurrence of such events. See "Transactions with Management and Others."

    (i) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1994 Option Plan as performance-based compensation under Section 162(m) of the Code, or so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in April 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1994 OPTION PLAN

    Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    If an option granted under the 1994 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For years beginning after 1990, the tax rate on long-term capital gains under U.S. tax laws is capped at 28%. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

    The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting with respect to the amendment to the 1994 Option Plan (which shares voting affirmatively also constitute a majority of the required quorum) is required for its approval.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1995 and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the financial statements of the Company and its predecessor corporation and partnership since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS VOTING IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

            COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1995 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 15, and (iv) all directors and executive officers as a group.

                                                                                                    SHARES BENEFICIALLY OWNED (1)
                                                                                                    -----------------------------
                                                                                                    NUMBER (2)   PERCENT OF TOTAL
                                                                                                    ----------   ----------------
Thomas B. Boyd....................................................................................    17,562            *
Herbert M. Dwight.................................................................................    45,000         *
Michael B Gioffredi (3)...........................................................................     3,194         *
Benjamin L. Holmes................................................................................    45,000         *
E. Walter Lange...................................................................................    45,000         *
Harry A. Marshall (4).............................................................................    61,836         *
Robert V. McCormick...............................................................................   221,223            3.1%
Rodney Perkins, M.D...............................................................................   171,467            2.4%
Robert J. Pressley, Ph.D..........................................................................    66,016         *
Joseph F. Rondinone...............................................................................    31,244         *
Eli Wismer........................................................................................    55,434         *
All directors and executive officers as a group (12 persons)......................................   797,936           10.5%

- ------------------------
 *   Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2) Includes with respect to each named person the following shares subject to options exercisable within 60 days of March 31, 1995: Mr. Boyd -- 16,562; Mr. Dwight -- 45,000; Mr. Holmes -- 45,000; Mr. Gioffredi -- 0; Mr. Lange -- 45,000; Mr. Marshall -- 45,000; Mr. McCormick -- 172,290; Dr. Perkins --
     105,000; Dr. Pressley  -- 45,000; Mr.  Rondinone -- 30,728;  Mr. Wismer  --
     41,936.

(3)  Mr. Gioffredi terminated his employment with the Company in February 1995.

(4) Mr. Marshall is not standing for reelection to the Company's Board of Directors for reasons not related to the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

    In order to achieve the broader goals of the Company and its shareholders, compensation programs for all Laserscope employees, including executive officers, have been developed to provide incentives and rewards for the accomplishment of these goals.

    Goal setting throughout the Company is a key element underlying the Company's compensation program. At the start of each year, a number of corporate goals are established by the Chief Executive Officer and the other executive officers, covering a broad range of business objectives such as financial performance, business diversification and employee retention and morale enhancement. Similarly, each executive officer establishes for his or her area of responsibility a number of goals that contribute to corporate goals. Individual employees also have goals that in turn contribute to the goals for that employee's department. Corporate goals are communicated within the Company by each executive and at company-wide meetings. Accomplishment of Company goals are reviewed at quarterly meetings with all employees to provide an understanding of how personal goals interrelate to corporate goals. Progress toward individual goals are reviewed during the year and the extent to which goals have been accomplished is a factor in assessing employees' performance and compensation.

    The Company's executive officers have a particular responsibility for the achievement of the Company's broad business goals and, accordingly, their compensation is determined by reference both to individual performance and to corporate performance. Of these two elements, corporate performance can have the most significant impact on executives' compensation through cash bonuses and the value of stock options.

    The three specific objectives of the Company's executive compensation programs are:

    1. PROVIDING PERFORMANCE BASED PAY -- Laserscope believes that it is important to reward individual executives for their individual performance as well as for the overall performance of the Company.

    2. REMAINING COMPETITIVE -- To attract and retain talented individuals, it is important to maintain compensation levels and programs that are competitive in the employment market.

    3. PROVIDING SHAREHOLDER RETURN -- Ultimately, management's responsibility is to generate a return for the Company's shareholders. Consequently, it is critical to establish programs that align management's interests with those of the Company's shareholders.

COMPENSATION OF EXECUTIVE OFFICERS

    The three key elements of Laserscope's executive compensation are (i) salary, (ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

    Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance and experience level, market surveys, level of responsibility and salary levels within the Company.

    Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive. For 1995 (as in 1994) no cash bonus is payable unless the Company achieves targeted budgeted levels of operating profit. If the Company achieves a specified level of operating profit, then each executive becomes eligible for a target level of bonus. The target bonus increases as actual profit increases. The portion of the bonus that is actually paid is based on an assessment of the individual executive's performance. In the case of the Vice President of North American Sales and Education, cash bonus is primarily a commission arrangement with payouts depending solely on the level of orders. In addition, a small component of this executive's total bonus is based on the accomplishment of individual goals.

    Stock options are a key element in aligning the interests of management and shareholders, since they incentivize executives to maximize shareholder value over time. Value accrues to executives only as the value of the Company's stock appreciates. Vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer are reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

    Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to this individual.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Robert V. McCormick has served as the Company's President since December 1991. He was Chief Operating Officer from December 1991 to July 1992 and since July 1992 has been President and Chief Executive Officer. Mr. McCormick's salary was increased by 5% to $248,063 effective December 26, 1994. The Committee believes that this increase was appropriate in light of Mr. McCormick's successful efforts to reduce the Company's expenditures and therefore improve profitability, as well as to maintain an appropriate base salary level relative to those provided to executives of companies similar to the Company. More importantly, the Committee structured Mr. McCormick's compensation to maintain a long term focus on the recovery of Laserscope's business and stock price. Consequently, the most significant elements of Mr. McCormick's potential compensation (bonuses and stock options) are premised on substantial improvements in the Company's operating performance.

    Mr. McCormick is eligible for a target cash bonus of up to 30% of his base salary, if the Company achieves its budgeted level of operating profit. In the event that this budgeted profit level is exceeded, Mr. McCormick's bonus may be higher. Based on the Company's performance in 1994, Mr. McCormick did not receive a cash bonus.

    Mr. McCormick was granted an option to purchase 120,000 shares of Common Stock (vesting over four years) in February 1995 at an exercise price of $4.00. Mr. McCormick has previously been granted options to purchase a total of 250,000 shares of Common Stock at exercise prices of $4.63 to $5.75 with vesting periods of four to five years, depending on the specific option granted.

                                          HUMAN RESOURCES COMMITTEE
                                          Herbert M. Dwight
                                          Rodney Perkins, M.D.
                                          Robert J. Pressley, Ph.D. (Chairman)

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are currently no employee directors serving on the Human Resources Committee. The following non-employee directors serve on the Human Resources
Committee:  Herbert M.  Dwight, Rodney  Perkins, M.D.,  and Robert  J. Pressley,
Ph.D.

    Dr. Perkins is the Chairman of the Board of Directors of the Company and has also served as an executive officer of the Company during various times in the past. Most recently, Dr. Perkins served as the Company's President and Chief Executive Officer from October 1991 to December 1991, and as its Chief Executive Officer from October 1991 to July 1992. During both of these periods, Dr.
Perkins was an executive officer only in a transitional role pending the appointment of a permanent Chief Executive Officer. During the period from October 1991 through July 1992, Dr. Perkins was paid a salary for his service as President and Chief Executive Officer at an annual rate of $100,000. Dr. Perkins' aggregate compensation from the Company while serving as Chief Executive Officer was $77,237. In addition, in connection with such service, Dr. Perkins was granted an option to purchase 60,000 shares of the Company's Common Stock in October 1991 pursuant to the Company's 1984 Stock Option Plan. This option, which was originally granted for a term of five years at an exercise price of $7.125 per share, was repriced in June 1992 to an exercise price of $5.75 per share in exchange for a delay in vesting. The option is exercisable ratably over a 24-month period commencing June 26, 1992.

    In January 1993, Dr. Perkins entered into a consulting agreement with the Company pursuant to which he is paid $4,000 per month for consulting services beyond his current responsibilities as Chairman of the Board.

    Dr. Perkins also purchased an aggregate of 16,667 shares of the Company's Common Stock on September 11, 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $75,002. Dr. Perkins purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate of 9% and secured by the shares purchased. At December 31, 1994, Dr. Perkins owed an aggregate of $119,775 under such notes, the largest amount of indebtedness owed by him to the Company at any time during 1994.

    Dr. Perkins is also Chairman of the Board of Directors and a member of the Board of Directors' Human Resources Committee of ReSound Corporation, a publicly traded hearing health care company. The Company and ReSound Corporation have not conducted any business with each other in the past and the Company does not presently anticipate doing so in the future.

    Dr. Perkins was also a founding shareholder of AcuVasive (formerly Envision Surgical Systems), a manufacturer of microvisualization catheter products ("AcuVasive"). The Company has a commercial relationship with AcuVasive, Mr. McCormick is a member of its Board of Directors and Dr. Perkins, Mr. Dwight and the Company are each holders of AcuVasive's capital stock. See "Transactions with Management and Others."

    The Company purchases certain component parts for its laser products from Optical Coating Labs, Inc. ("OCLI"). Mr. Dwight is currently Chairman, President and Chief Executive Officer of OCLI. During 1994, the Company purchased products costing approximately $103,000 from OCLI. At present, OCLI is the sole supplier of these components.

    See "Proposal No. 1 -- Election of Directors -- Compensation of Directors" for a discussion of certain information with respect to directors serving on the Human Resources Committee.

                               PERFORMANCE GRAPH

    The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1989. The graph assumes that $100 was invested on December 31, 1989 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies), and (iii) in the MG Medical Instruments and Supplies Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             LASERSCOPE (LSCP)       CRSP NASDEQ INDEX (U.S.)           MG MEDICAL INSTRUMENTS AND SUPPLIES INDEX
12/31/89                      100                            100                                                    100
12/31/90                      263                             85                                                    119
12/31/91                       80                            136                                                    207
12/31/92                       55                            159                                                    184
12/31/93                       58                            181                                                    156
12/31/94                       38                            177                                                    171

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for 1994 and the compensation received by each such individual for the Company's two prior years.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                   ANNUAL COMPENSATION     ------------
                                                -------------------------  OPTION/SARS      ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)    BONUS(2)(3)  (SHARES)(4)   COMPENSATION(5)
- ----------------------------------------  ----  -----------   -----------  ------------  ---------------
Robert V. McCormick                       1994  $236,250          --          --         $      2,045
President and Chief                       1993  $225,000          --          40,000     $      1,927
Executive Officer                         1992  $216,000          --         250,000     $      1,720
Thomas B. Boyd                            1994  $183,428(6)   $   20,000      65,000     $      1,471
Senior Vice President of                  1993     --             --          --              --
Operations and Finance                    1992     --             --          --              --
Michael D. Gioffredi (7)                  1994  $128,140(8)       --          35,000     $      1,662
Vice President of Marketing               1993  $ 23,250(9)   $   15,373      25,000          --
                                          1992  $  --             --          --              --
Joseph F. Rondinone                       1994  $125,000          --          25,000     $      1,250
Vice President of Research                1993  $162,766(10)      --          27,000     $      1,136
and Development                           1992  $ 52,880      $   10,000      30,000     $        381
Eli Wismer                                1994  $153,399(11)  $   78,160      50,000     $      1,927
Vice President of                         1993  $193,953(11)  $   83,135      20,000     $      1,786
North American                            1992  $148,000(11)  $   57,963      45,000     $      2,264
Sales and Education

- ------------------------

 (1) Includes amounts deferred under the Company's 401(k) plan.

 (2) Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

 (3) Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee. See "Report of the Human Resources Committee."

 (4) All options granted in 1991 were canceled in June 1992 upon the grant of new options in a repricing of options. The repriced options granted in June 1992 have a term of five years and become exercisable at the rate of 25% at the end of each year following the grant date, except that (i) both the term and vesting of the new options commenced on the earlier of June 26, 1992 or one year after the original grant date, and (ii) one option exercisable for 50,000 shares granted to Mr. McCormick pursuant to such repricing vests according to the formula stated in the following sentence. All other options granted in 1992 have 10-year terms and become exercisable cumulatively at the rate of 10% of the total in equal monthly installments during the first year following the grant date, 15% during the second year, 20% during the third year, 25% during the fourth year and 30% during the fifth year. All options granted in 1993 and 1994 to new employees and officers of the Company have 5-year terms and become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (first date of employment for new employees and date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All options granted in 1993 and 1994 to existing employees also have 5-year terms but become exercisable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options  are subject to earlier termination in the event of the termination of participant's relationship with the Company. All options were granted at market value on  the date of  grant. In  the event that  certain change  in control  events were to  occur, the options would  be assumed or equivalent options substituted  by  a  successor  corporation,  unless  the  Board  of
     Directors   determined   that   the  options   should   become  immediately
     exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or  with the proceeds from the sale  of the option shares. In addition the Management Continuity Agreements entered into  between the Company and each of its executive officers may affect the vesting and manner of exercise of  options granted by the Company to  these individuals. See "Transactions with Management and Others."

 (5) Consists of the Company's contributions to its 401(k) plan for the benefit of the named executive officers.

 (6) Includes salary paid to Mr. Boyd during the period beginning on his commencement of employment in April 1994 and $79,578 paid to Mr. Boyd in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (7) Mr. Gioffredi terminated his employment with the Company in February 1995.

 (8) Includes $8,140 paid to Mr. Gioffredi in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (9) Includes salary paid to Mr. Gioffredi during the period beginning on his commencement of employment in October 1993 and $4,788 paid to Mr. Gioffredi in connection with the relocation of his principal residence to the San
     Jose metropolitan area.

(10) Includes salary paid to Mr. Rondinone during the period beginning on his commencement of employment in July 1992 and $47,766 paid to Mr. Rondinone in connection with the relocation of his principal residence to the San
     Jose metropolitan area.

(11) Includes the following amounts paid to Mr. Wismer in connection with the relocation of his principal residence to the San Jose metropolitan area:
     1994 -- $13,399; 1993 -- $53,953; and 1992 -- $8,000.

                          STOCK OPTION GRANTS IN 1994

    The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 1994 and the value of all options held by such executive officers on December 31, 1994.

                                           INDIVIDUAL GRANTS
                                       -------------------------                             POTENTIAL REALIZABLE
                                                      % OF TOTAL                               VALUE AT ASSUMED
                                                       OPTIONS                              ANNUAL RATES OF STOCK
                                                      GRANTED TO                            PRICE APPRECIATION FOR
                                          OPTIONS     EMPLOYEES   EXERCISE OR                  OPTION TERM (3)
                                          GRANTED     IN FISCAL   BASE PRICE   EXPIRATION   ----------------------
NAME                                    (SHARES)(1)    YEAR(2)    (PER SHARE)     DATE         5%          10%
- -------------------------------------  -------------  ----------  -----------  -----------  ---------  -----------
Robert V. McCormick..................       --            --          --           --          --          --
Thomas B. Boyd.......................      40,000(4)        9.7%   $   6.125      4/01/99   $  67,700  $   149,600
                                           25,000(5)        6.1%   $   5.375      6/10/99   $  37,100  $    82,000
Michael D. Gioffredi.................      35,000(5)        8.5%   $   5.375      6/10/99   $  52,000  $   114,900
Joseph F. Rondinone..................      25,000(5)        6.1%   $   5.375      6/10/99   $  37,100  $    82,000
Eli Wismer...........................      50,000(5)       12.1%   $   5.375      6/10/99   $  74,300  $   164,100

- ------------------------
(1) For a description of the material terms of the options, see footnote 4 of the Summary Compensation Table.

(2) The Company granted options to employees for an aggregate of 411,950 shares of Common Stock during 1994.

(3) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(4)  Options listed were granted on April 1, 1994.

(5)  Options listed were granted on June 10, 1994.

                      AGGREGATED OPTION EXERCISES IN 1994
                           AND YEAR-END OPTION VALUES

    The following table sets forth information for the named executive officers with respect to exercises in 1994 of options to purchase Common Stock of the Company.

                                                                                       NUMBER OF       VALUE OF UNEXERCISED
                                                                                  UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                                                                                     AT 12/31/94:          AT 12/31/94:
                                                       SHARES                     -------------------  --------------------
                                                     ACQUIRED ON       VALUE         (EXERCISABLE/        (EXERCISABLE/
NAME                                                  EXERCISE       REALIZED     UNEXERCISABLE) (1)    UNEXERCISABLE) (1)
- --------------------------------------------------  -------------  -------------  -------------------  --------------------
Robert McCormick..................................           --             --        122,291/167,709          -- / --
Thomas B. Boyd....................................           --             --           9,791/55,209          -- / --
Michael D. Gioffredi (2)..........................           --             --          11,145/48,855          -- / --
Joseph F. Rondinone...............................           --             --          22,812/59,188          -- / --
Eli Wismer........................................           --             --          33,812/81,188          -- / --

- ------------------------
(1) Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1994 of $3.625 per share.

(2)  Mr. Gioffredi terminated his employment with the Company in February 1995.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Dr. Perkins was a founding shareholder of AcuVasive (formerly EnVision Surgical Systems), a manufacturer of microvisualization catheter products ("AcuVasive"), and is currently a member of its Board of Directors. The Company is also party to a Product Development and Marketing Agreement with AcuVasive dated June 4, 1993 (the "Development Agreement") pursuant to which AcuVasive has agreed to develop certain microvisualization catheter products for which Laserscope shall have worldwide, exclusive, royalty-free marketing rights provided that Laserscope purchases certain minimum volumes of such products from AcuVasive. Should Laserscope fail to meet such minimums, its market rights under the Development Agreement become non-exclusive. During 1994, the Company made development payments of $125,000 to AcuVasive under the Development Agreement for research and development services. Robert McCormick is also a director of AcuVasive, and Dr. Perkins, Mr. Dwight and the Company are each holders of AcuVasive's capital stock.

    In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994. These agreements provide (1) for continued employment or salary continuation at the Company or its successor for at least twelve (12) months following any Change in Control of the Company (as defined below), at the same salary and with the same benefit program as were in effect prior to such Change in Control, (2) that such executives may, with thirty (30) days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the remainder of the twelve (12) months following the Change in Control if, in connection with such Change in Control the executive's duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company's current location, (3) that all stock options exercisable for the Company's securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (4) that upon the immediate vesting of stock options, the optionee will have the right (subject to any limitations imposed by Section 16 of the Securities Exchange Act of 1934 or other applicable securities laws and only to the extent permitted by the terms of the applicable option plan) to deliver a non-recourse promissory note (secured only by the pledged shares for repayment), at the prime rate of interest determined as of the date of the note, in payment of the exercise price for the outstanding options. For purposes of the Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company's then outstanding voting securities without the approval of the Board of Directors, (2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

    The Company purchases certain component parts for its laser products from Optical Coating Labs, Inc. ("OCLI"). Mr. Dwight is currently the President, Chairman and Chief Executive Officer of OCLI. During 1994, the Company purchased products costing approximately $103,000 from OCLI. At present, OCLI is the sole supplier of these components.

    The Company has sold Common Stock to certain employees and directors and accepted promissory notes secured by that stock at annual interest rates of 9.0% to 9.5% as payment for certain of those shares, including the following:

                                                                                                   INDEBTEDNESS
                                                                             TOTAL                TO THE COMPANY
                                                                            SHARES     AGGREGATE      AS OF
PURCHASER                                                                  PURCHASED     PRICE    12/31/94 (1)(2)
- ---------                                                                 -----------  ---------  --------------
Harry A. Marshall (3)...................................................      16,667   $  75,001   $    119,517
Rodney Perkins, M.D.....................................................      16,667   $  75,001   $    119,605
Robert J. Pressley, Ph.D................................................      16,666   $  74,997   $    119,775

- ------------------------
(1) In all cases, the amount shown was also the largest amount of indebtedness owed to the Company at any time during 1994.

(2) Payment in the form of promissory notes in the above transactions was approved in each case by a majority of the disinterested directors of the Company and such sales were made pursuant to the Company's 1984 Stock Purchase Plan, which was approved by the shareholders of the Company.

(3) Mr. Marshall is not standing for reelection to the Company's Board of Directors for reasons not related to the Company.

    Dr. Perkins has received cash compensation from the Company and options to purchase shares of Common Stock in connection with his service as an executive officer of the Company as well as for con-sulting services to the Company beyond his duties as an officer or director. See "Human Resources Committee Interlocks and Insider Participation."

    Non-employee members of the Company's Board of Directors receive cash compensation and options to purchase shares of Common Stock in connection with their service on the Board. See "Proposal No. 1 -- Election of Directors -- Compensation of Directors."

    The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's securities and any subsequent changes in that ownership to the SEC. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1994. All of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1996 Annual Meeting must be received by the Company no later than December 28, 1995 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON
                                          SECRETARY

Dated: April 27, 1995

                                   LASERSCOPE

                             1994 STOCK OPTION PLAN



     1.   PURPOSES OF THE PLAN.   The purposes of this Stock Option Plan are to
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "APPLICABLE LAWS" shall have the meaning set forth in Section 4(a) below.

          (c)  "BOARD" shall mean the Board of Directors of the Company.

          (d)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (e)  "COMMITTEE"   shall mean the Committee appointed by the Board of
Directors in accordance with Section 4(a) below, if one is appointed.

          (f)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (g)  "COMPANY" shall mean Laserscope, a California corporation.

          (h) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a direc-tor's fee by the Company.

          (i) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

          (j)   "DIRECTOR" shall mean a member of the Board.

          (k) "EMPLOYEE" shall mean any person, including Named Executives, Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (n) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "NAMED EXECUTIVE" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (p) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (q) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (s) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (t) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

          (u) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v)  "PLAN" shall mean this 1994 Stock Option Plan.

          (w) "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

          (x) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (y) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 575,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a)  COMPOSITION OF ADMINISTRATOR.

               (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

               (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, (II) in such a manner as to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and (III) in such a manner as to satisfy the Applicable Laws.

               (iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

               (iv)  GENERAL.   Once a Committee has been appointed pursuant to
subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

          (b)  POWERS OF THE ADMINISTRATOR.   Subject to the provisions of the
Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

               (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v)   to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

               (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.   ELIGIBILITY.

          (a)  Nonstatutory Stock Options may be granted only to Employees and
Consultants.   Incentive Stock Options may be granted only to Employees.   An
Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

          (b)  Each Option shall be designated in the written option agreement
as either an Incentive Stock Option or a Nonstatutory Stock Option.   However,
notwithstanding such designations, to the extent that the aggregate Fair Market Value of Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be granted under options to any Employee under this Plan for any fiscal year of the Company shall be 325,000.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                    (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                    (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant;

                    (B) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant;

                    (C) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 50% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock,
notwithstanding the exercise of the Option.   The Company shall issue (or cause
to be issued)  such stock certificate promptly upon exercise of the Option.   No
adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)   DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determina-tion in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to
exercise it at the date of such termination.   To the extent that he or she was
not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  DEATH OF OPTIONEE.   In the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

               (ii) within three (3) months (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of

Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (e) RULE 16B-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. WITHHOLDING TAXES. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

               Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

               All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)  the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the Optionee is an Officer or Director, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

               In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.  NON-TRANSFERABILITY OF OPTIONS.   The Option may not be sold, pledged,
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

     14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed
action, unless otherwise provided by the Administrator.   The Administrator may,
in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     15. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a)  AMENDMENT AND TERMINATION.   The Board may amend or terminate the
Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the
Plan:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 14 of the Plan;

               (ii) any change in the designation of the class of persons eligible to be granted Options;

               (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify Options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

               (iv) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18.  RESERVATION OF SHARES.   The Company, during the term of this Plan,
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19.  OPTION AGREEMENT.   Options shall be evidenced by written option
agreements in such form as the Board shall approve.

     20.  SHAREHOLDER APPROVAL.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

          (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an Officer or Director after such registration, do the following:

               (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     21.  INFORMATION TO OPTIONEES.   The Company shall provide to each
Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

            PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF LASERSCOPE
                     1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 27, 1995, and hereby appoints Robert V. McCormick and Thomas Boyd or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of Laserscope to be held on June 22, 1995 at 9:00 a.m., local time, at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) thereof.

                        (To be Signed on Reverse Side)

                                                                    SEE REVERSE
                                                                        SIDE

/x/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


                                       FOR      WITHHOLD AUTHORITY
1. Election of                         / /             / /
   Directors

Nominees: Herbert M. Dwight; Benjamin L. Holmes; E. Walter Lange;
          Robert V. McCormick; Rodney Perkins, M.D.; Robert J. Pressley, Ph.D.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.

                                         FOR           AGAINST        ABSTAIN
2. Proposal to approve an amendment      / /             / /            / /
   to the Company's 1994 Stock Option
   Plan to increase the number of
   shares of Common Stock reserved
   for issuance thereunder by
   250,000 shares to an aggregate of
   575,000 shares.

3. Proposal to ratify the appointment    / /             / /            / /
   of Ernst & Young LLP as the
   independent auditors of the Company
   for the year ending December 31,
   1995.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS;
      (2) FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S) _____________________________________ DATE ______________, 1995